Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: KEYSTONE TUBE COMPANY, LLC,[1] et al., Debtors.	Chapter 11 Case No. 17-11330 (LSS) (Joint Administration Requested)

DEBTORS’ AMENDED PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION

Dated: July 25, 2017
PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski (CA Bar No. 90073)
Jeffrey N. Pomerantz (CA Bar No. 143717)
Maxim B. Litvak (CA Bar No. 215852)
Peter J. Keane (DE Bar No. 5503)
919 North Market Street, 17th Floor
Wilmington, DE 19899-8705 (Courier 19801)

	Telephone:	302/652-4100
	Facsimile:	302/652-4400
	E-mail:	rpachulski@pszjlaw.com
jpomerantz@pszjlaw.com
mlitvak@pszjlaw.com
pkeane@pszjlaw.com

Proposed Counsel for the Debtors

[1]  The Debtors, together with the last four digits of each Debtor’s tax identification number, are: Keystone Tube Company, LLC (8746); A.M. Castle & Co. (9160); HY-Alloy Steels Company (9160); Keystone Service, Inc. (9160); and Total Plastics, Inc. (3149).  The location of the Debtors’ headquarters and service address is 1420 Kensington Road, Suite 220, Oak Brook, IL 60523.

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Exhibit 2.1

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ARTICLE I.	RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW AND DEFINED TERMS	2
A.	Rules Of Interpretation, Computation Of Time And Governing Law	2
B.	Defined Terms	2
ARTICLE II.	ADMINISTRATIVE, DIP FACILITY, AND PRIORITY TAX CLAIMS	18
A.	Administrative Expense Claims	18
B.	Professional Fee Claims	18
C.	Dip Facility Claims	19
D.	Priority Tax Claims	19
ARTICLE III.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	20
A.	Summary	20
B.	Elimination Of Vacant Classes	20
C.	Voting; Presumptions; Solicitation In Good Faith	20
D.	Cramdown	21
E.	Classification And Treatment Of Claims And Equity Interests	21
F.	Special Provision Governing Unimpaired Claims	26
G.	Subordinated Claims	26
ARTICLE IV.	ACCEPTANCE OR REJECTION OF THE PLAN	27
A.	Presumed Acceptance Of Plan	27
B.	Presumed Rejection Of Plan	27
C.	Voting Classes	27
D.	Acceptance By Impaired Classes Of Claims	27

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E.	Confirmation Pursuant To Section 1129(B) Of The Bankruptcy Code	27
ARTICLE V.	MEANS FOR IMPLEMENTATION OF THE PLAN	27
A.	General Settlement Of Claims	27
B.	Corporate Existence	28
C.	Vesting Of Assets In The Reorganized Debtors	28
D.	New Abl Facility Or New Roll-Up Facility	29
E.	New Notes	30
F.	Commitment Agreement	30
G.	Authorized Financing	31
H.	Treatment Of Vacant Classes	31
I.	Management Incentive Plan	31
J.	Management Employment Agreements / Incentive Compensation	32
K.	Issuance Of New Notes And New Common Stock And Related Documentation	32
L.	Substantive Consolidation For Plan Purposes	33
M.	Release Of Liens, Claims And Equity Interests	34
N.	Certificate Of Incorporation And Bylaws	34
O.	Directors And Officers Of Reorganized Parent	35
P.	Corporate Action	35
Q.	Cancellation Of Notes, Certificates And Instruments	36
R.	Cancellation Of Existing Instruments Governing Security Interests	37
S.	Equity Interests In Subsidiaries; Corporate Reorganization	37
T.	Restructuring Transactions	37

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U.	Plan Supplement, Other Documents And Orders And Consents Required Under The Restructuring Support Agreement	37
V.	Restructuring Expenses	38
ARTICLE VI.	TREATMENT OF EXECUTORY CONTRACTS AND Unexpired LEASES	38
A.	Assumption And Rejection Of Executory Contracts And Unexpired Leases	38
B.	Assignment Of Executory Contracts Or Unexpired Leases	39
C.	Rejection Of Executory Contracts Or Unexpired Leases	39
D.	Claims On Account Of The Rejection Of Executory Contracts Or Unexpired Leases	40
E.	Cure Of Defaults For Assumed Executory Contracts And Unexpired Leases	40
F.	Assumption Of Director And Officer Insurance Policies	41
G.	Indemnification Provisions	41
H.	Compensation And Benefit Programs	41
I.	Workers’ Compensation Benefits	42
J.	Insurance Policies	42
ARTICLE VII.	PROVISIONS GOVERNING DISTRIBUTIONS	42
A.	Dates Of Distributions	42
B.	Distribution Agent	43
C.	Cash Distributions	43
D.	Rounding Of Payments	43
E.	De Minimis Distribution	44
F.	Distributions On Account Of Claims Allowed After The Effective Date	44
G.	General Distribution Procedures	44

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H.	Address For Delivery Of Distributions	44
I.	Undeliverable Distributions And Unclaimed Property	45
J.	Withholding Taxes	45
K.	Setoffs	45
L.	Surrender Of Cancelled Instruments Or Securities	46
M.	Lost, Stolen, Mutilated Or Destroyed Securities	46
ARTICLE VIII.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS	47
A.	No Filing Of Proofs Of Claim Except For Rejection Claims	47
B.	Disputed Claims And Equity Interests	47
C.	Procedures Regarding Disputed Claims And Equity Interests	47
D.	Allowance Of Claims And Equity Interests	47
ARTICLE IX.	CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN	48
A.	Conditions Precedent To Consummation	48
B.	Waiver Of Conditions	50
C.	Effect Of Non-Occurrence Of Conditions To Consummation	50
ARTICLE X.	RELEASE, INJUNCTION AND RELATED PROVISIONS	51
A.	General	51
B.	Release By Debtors	51
C.	Release By Holders Of Claims And Equity Interests	52
D.	Discharge Of Claims	53
E.	Exculpation	53

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F.	Preservation Of Rights Of Action	54
G.	Injunction	54
ARTICLE XI.	BINDING NATURE OF PLAN	55
ARTICLE XII.	RETENTION OF JURISDICTION	55
ARTICLE XIII.	MISCELLANEOUS PROVISIONS	57
A.	Dissolution Of The Committee	57
B.	Payment Of Statutory Fees	57
C.	Modification Of Plan	57
D.	Revocation Of Plan	58
E.	Entire Agreement	58
F.	Closing Of Chapter 11 Cases	58
G.	Successors And Assigns	58
H.	Reservation Of Rights	58
I.	Further Assurances	59
J.	Severability	59
K.	Service Of Documents	60
L.	Exemption From Certain Transfer Taxes Pursuant To Section 1146(A) Of The Bankruptcy Code	60
M.	Governing Law	60
N.	Tax Reporting And Compliance	61
O.	Schedules	61
P.	No Strict Construction	61
Q.	Controlling Document	61

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Exhibit 2.1

DEBTORS’ AMENDED PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION
KEYSTONE TUBE COMPANY, LLC and its debtor affiliates, as debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”), propose the following amended prepackaged joint chapter 11 plan of reorganization (the “Plan”) for, among other things, the resolution of the outstanding Claims against, and Equity Interests in, the Debtors. Unless otherwise noted, capitalized terms used in this Plan have the meanings set forth in Article I of the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtors’ history, business, results of operations, historical financial information, accomplishments leading up to Solicitation of the Plan, projections and properties, and for a summary and analysis of this Plan and the treatment provided for herein. There also are other agreements and documents that will be Filed with the Bankruptcy Court that are referenced in this Plan, the Plan Supplement, or the Disclosure Statement as Exhibits and Plan Schedules. All such Exhibits and Plan Schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions set forth in the Restructuring Support Agreement, and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its Consummation.
The Plan contemplates deemed substantive consolidation of the Debtors for voting and Plan Distribution purposes only with respect to the Claims. If, however, the Plan cannot be confirmed as to some or all of the Debtors, then, without prejudice to the respective parties’ rights under the Restructuring Support Agreement and subject to the terms set forth herein and therein, (a) the Plan may be revoked as to all of the Debtors, or (b) the Debtors may revoke the Plan as to any Debtor and confirm the Plan as to the remaining Debtors to the extent required. The Debtors reserve the right to seek confirmation of the Plan pursuant to the “cram down” provisions contained in section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class of Claims as set forth in Article III hereof.
Notwithstanding any rights of approval that may exist pursuant to the Restructuring Support Agreement or otherwise as to the form or substance of the Disclosure Statement, the Plan or any other document relating to the transactions contemplated hereunder or thereunder, neither the Prepetition First Lien Agent, the Prepetition First Lien Lenders, the Consenting Creditors, the Prepetition Indenture Trustee, nor their respective representatives, members, financial or legal advisors, or agents, has independently verified the information contained herein or takes any responsibility therefor and none of the foregoing entities or persons makes any representations or warranties whatsoever concerning the information contained herein.

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Exhibit 2.1

ARTICLE I.
RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS
A.Rules of Interpretation, Computation of Time and Governing Law
For purposes hereof: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document, as previously amended, modified or supplemented, if applicable, shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented in accordance with its terms; (d) unless otherwise specified, all references herein to “Articles,” “Sections,” “Exhibits” and “Plan Schedules” are references to Articles, Sections, Exhibits and Plan Schedules hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors and assigns; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (j) “$” or “dollars” means Dollars in lawful currency of the United States of America. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

B.	Defined Terms
Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:
1.“Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Expense Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date.
2.“Administrative Expense Claim” means any Claim for costs and expenses of administration of the Chapter 11 Cases that is Allowed pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) the Accrued Professional Compensation; (c) the Prepetition Indenture Trustee Fees incurred postpetition; (d) the Restructuring Expenses; (e) the DIP Facility Claims, including, without limitation, the fees and expenses of the DIP Agent and the DIP Lenders, including their respective professional and advisory

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Exhibit 2.1

fees and expenses; and (f) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.
3.“Administrative Expense Claims Bar Date” means the Business Day which is sixty (60) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.
4.“Affiliate” means an “affiliate” as defined in section 101(2) of the Bankruptcy Code.
5.“Allowed” means any Claim or Equity Interest (a) expressly allowed under the Plan, (b) that is not Disputed, (c) that is either allowed or determined by a Final Order of a court of competent jurisdiction, or (d) that is agreed to by the Debtor or Reorganized Debtor and the holder of such Claim or Interest.
6.“Allowed Claim or Equity Interest” means a Claim or an Equity Interest of the type that has been Allowed.
7.“A.M. Castle” means A.M. Castle & Co., a Debtor in the Chapter 11 Cases.
8.“Amended Organizational Documents” means the amended and restated certificate of incorporation and by-laws or other applicable organizational documents of Reorganized Parent, which shall be Filed with the Plan Supplement and which shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
9.“Assets” means all of the right, title, and interest of a Debtor in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).
10.“Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable nonbankruptcy law, including, without limitation, actions or remedies arising under sections 502, 510 or 542-553 of the Bankruptcy Code.
11.“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.
12.“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases.
13.“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.
14.“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

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15.“Cash” means the legal tender of the United States of America or the equivalent thereof.
16.“Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, debt, damage, judgment, account, defense, remedy, offset, power, privilege, license and franchise of any kind or character whatsoever, in each case whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state or foreign law, including, without limitation, any fraudulent transfer or similar claims.
17.“Chapter 11 Cases” means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code, and styled In re Keystone Tube Company, LLC, et al., Case No. 17-11330 (LSS).
18.“Claim” means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code.
19.“Claims Register” means the official register of Claims maintained by the Bankruptcy Court.
20.“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.
21.“Collateral” means any property or interest in property of any Debtor’s Estate that is subject to a valid and enforceable Lien to secure a Claim.
22.“Commitment Agreement” means that certain Commitment Agreement to be entered into by the Debtors and the Commitment Parties, with such amendments and modifications as are permitted thereunder.
23.“Commitment Parties” means certain of the Consenting Creditors that are parties to the Commitment Agreement.
24.“Committee” means any committee of unsecured creditors in the Chapter 11 Cases appointed pursuant to section 1102 of the Bankruptcy Code.

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25.“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.
26.“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.
27.“Confirmation Order” means the order of the Bankruptcy Court both confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement.
28.“Consenting Creditors” means those Holders of the Prepetition First Lien Secured Claims, the Prepetition Second Lien Secured Claims, and the Prepetition Third Lien Secured Claims that are parties to the Restructuring Support Agreement, together with their respective successors and permitted assigns that subsequently become party to the Restructuring Support Agreement in accordance with the terms thereof.
29.“Consenting Creditors’ Professionals” means, collectively, (a) Paul, Weiss, as legal counsel to certain of the Consenting Creditors other than SGF; (b) Ducera LLC, as financial advisor to certain of the Consenting Creditors other than SGF; (c) Young Conaway Stargatt & Taylor, LLP, as local counsel to certain of the Consenting Creditors other than SGF; (d) any reasonably necessary specialist legal counsel to certain of the Consenting Creditors expressly approved in writing by the Debtors, which approval shall not be unreasonably withheld; (e) Goodwin Procter, as legal counsel to SGF in its capacity as a Consenting Creditor; (f) one local counsel for SGF in its capacity as a Consenting Creditor; and (g) any successor law firm or financial advisor to any of the foregoing entities or individuals.
30.“Consummation” means the occurrence of the Effective Date.
31.“Debtor(s)” means, individually, Keystone Tube Company, LLC, A.M. Castle & Co., Total Plastics, Inc., HY-Alloy Steels Company, and Keystone Service, Inc., in each case, in their capacities as debtors in the Chapter 11 Cases.
32.“Debtor(s) in Possession” means, individually, each Debtor, as debtor in possession in their Chapter 11 Cases as of the Petition Date and, collectively, all Debtors, as debtors in possession in the Chapter 11 Cases.
33.“DIP Agent” means the administrative agent and collateral agent under the DIP Facility, and any successors thereto.
34.“DIP Facility” means that certain senior secured superpriority post-petition credit facility that may be made available to the Debtors pursuant to the DIP Facility Loan Agreement and the DIP Orders.
35.“DIP Facility Claim” means any Claim of the DIP Agent or any DIP Lender arising from, under or in connection with the DIP Facility.

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36.“DIP Facility Loan Agreement” means the loan agreement governing the DIP Facility (as may be amended, waived, supplemented, refinanced and as otherwise modified from time to time), if any, among the Debtors, the DIP Agent, and the DIP Lenders thereto from time to time.
37.“DIP Lenders” means the banks, financial institutions and other parties identified as lenders in the DIP Facility Loan Agreement.
38.“DIP Orders” means, collectively, the Interim DIP Order and Final DIP Order.
39.“Disclosure Statement” means that certain Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, as amended, supplemented, or modified from time to time and describes this Plan, including all exhibits and schedules thereto and references therein that relate to this Plan.
40.“Disputed” means, as to any Claim (or portion thereof) or Equity Interest against the Debtors, a Claim or Equity Interest to the extent the allowance of such Claim or Equity Interest is the subject of (i) a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, and which objection, request for estimation or dispute has not been withdrawn, with prejudice, or determined by an order of the Bankruptcy Court, or (ii) a dispute that is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law.
41.“Distribution Agent” means Reorganized Parent or any party designated by Reorganized Parent to serve as distribution agent under this Plan. For purposes of distributions under this Plan to the Holders of Allowed Prepetition First Lien Secured Claims, the Prepetition First Lien Agent will be and shall act as the Distribution Agent. For purposes of distributions under this Plan to the Holders of Allowed Prepetition Second Lien Secured Claims and Prepetition Third Lien Secured Claims, respectively, the Prepetition Indenture Trustee will be and shall act as the Distribution Agent.
42.“Distribution Record Date” means the date for determining which Holders of Claims and Equity Interests are eligible to receive distributions hereunder, which date shall be the Confirmation Date.
43.“D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors as of the Petition Date, including tail coverage with a term of at least six (6) years from and after the termination of any such policies and containing the same coverage that exists under such policies as of the Petition Date.
44.“DTC” means the Depository Trust Company.
45.“Effective Date” means the Business Day as determined by the Debtors with the consent of the Required Consenting Creditors that this Plan becomes effective as provided in Article IX hereof.

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Exhibit 2.1

46.“Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.
47.“Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock or limited company interests, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to such Debtor, and all rights arising with respect thereto and (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights. The term “Equity Interest” also includes any Claim that is determined to be subordinated to the status of an Equity Security, whether under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.
48.“Equity Interests in Parent” means all Equity Interests in A.M. Castle.
49.“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.
50.“Estates” means the bankruptcy estates of the Debtors created by virtue of section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
51.“Exchange Common Stock” means the New Common Stock to be issued to Holders of Prepetition Second Lien Secured Claims, Prepetition Third Lien Secured Claims, and Equity Interests in Parent, respectively, pursuant to the terms of the Plan or issuable upon conversion of the Exchange Notes. The Exchange Common Stock excludes New Common Stock to be issued (i) under the Management Incentive Plan, (ii) upon conversion of the MIP Notes, or (iii) upon conversion of the New Money Notes.
52.“Exchange Notes” means the New Notes with an aggregate initial principal amount of $115 million to be issued to Holders of Prepetition Second Lien Secured Claims and Prepetition Third Lien Secured Claims pursuant to the terms of the Plan and the New Notes Documents.
53.“Excluded Releasing Party” means any Holder of a Claim against any Debtor that voted to reject the Plan and affirmatively elected to opt-out of the releases provided for in the Plan by timely submitting a ballot opting out of such releases, and any Holder of an Equity Interest in Parent that affirmatively elected to opt-out of the releases provided for in the Plan by timely submitting an election form opting out of such releases.
54.“Exculpated Parties” means, collectively, the Debtors, the Reorganized Debtors, and their Related Persons who served in such capacity during the Chapter 11 Cases.
55.“Executive” has the meaning set forth in Article V.I. hereof.

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56.“Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.
57.“Exhibit” means an exhibit annexed hereto, to the Plan Supplement or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time), which are incorporated by reference herein.
58.“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
59.“Final DIP Order” means the order approving the DIP Facility on a final basis.
60.“Final Order” means an order or judgment of the Bankruptcy Court, which is in full force and effect, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors and the Required Consenting Creditors, or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, new trial, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order shall not preclude such order from being a Final Order.
61.“General Unsecured Claim” means any prepetition Claim against any Debtor that is not a/an: (a) DIP Facility Claims; (b) Administrative Expense Claim; (c) Priority Tax Claim; (d) Other Priority Claim; (e) Other Secured Claim; (f) Prepetition First Lien Secured Claim; (g) Prepetition Second Lien Secured Claim; (h) Prepetition Third Lien Secured Claim; (i) Intercompany Claim; or (j) Equity Interest.
62.“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.
63.“Goodwin Procter” means the law firm of Goodwin Procter LLP, in its capacity as counsel to SGF, one of the Consenting Creditors.
64.“Holder” means an Entity holding a Claim against, or Equity Interest in, any Debtor.
65.“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

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Exhibit 2.1

66.“Initial Distribution Date” means, subject to the “Treatment” sections in Article III hereof, the date that is on or as soon as reasonably practicable after the Effective Date, when distributions under this Plan shall commence to Holders of Allowed Claims and Equity Interests.
67.“Intercompany Claims” means any Claims of a Debtor against any other Debtor.
68.“Interim DIP Order” means the order entered by the Bankruptcy Court approving the DIP Facility on an interim basis.
69.“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.
70.“Litigation Claims” means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any Entity, including, without limitation, the Causes of Action of the Debtors.
71.“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.
72.“Management Employment Agreements” means the employment agreements of Steven W. Scheinkman, Patrick R. Anderson, Marec E. Edgar, and Ronald E. Knopp, as officers and key employees of A.M. Castle, which shall be Filed with the Plan Supplement and shall be in form and substance acceptable to the Required Consenting Creditors.
73.“Management Incentive Plan” means a post-Effective Date employee management incentive plan in a form to be Filed with the Plan Supplement that will provide for the issuance, from time to time, of New Notes and shares of the New Common Stock of Parent to certain directors, officers, and other key employees of Debtors, and which shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
74.“MIP Notes” means the New Notes with an aggregate initial principal amount of $2.4 million to be issued to participants in the Management Incentive Plan pursuant to the terms thereof and the New Notes Documents.
75.“MIP Pool” has the meaning set forth in Article V.I. hereof.
76.“New ABL Facility” means, if applicable, a new asset based revolving credit facility to be provided to the Reorganized Debtors upon the Effective Date by the New ABL Facility Lenders pursuant to the New ABL Facility Documents.
77.“New ABL Facility Documents” means the credit agreement governing the New ABL Facility, if applicable, and the related notes, guarantees, security documents, and

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Exhibit 2.1

intercreditor agreement, as the case may be, which shall be Filed with the Plan Supplement and which shall include the terms set forth in the RSA Term Sheet and shall otherwise be in form and substance acceptable to the Required Consenting Creditors.
78.“New ABL Facility Lenders” means the parties identified as lenders in the New ABL Facility Documents from time to time.
79.“New Board” means the initial board of directors of Reorganized Parent as described in Article V.O. hereto.
80.“New Common Stock” means the shares of new Common Stock, par value $0.001 per share, of Reorganized Parent to be issued (i) on the Effective Date, (ii) upon implementation of the Management Incentive Plan, or (iii) as otherwise permitted pursuant to the Amended Organizational Documents of Reorganized Parent.
81.“New Money Amount” means an aggregate purchase price of $40 million for the New Money Notes; provided that the New Money Amount shall be reduced on a dollar-for-dollar basis if and to the extent that the Reorganized Debtors’ Opening Liquidity as of the Effective Date, as determined by the Debtors with the consent of the Required Consenting Creditors in accordance with the terms of the Commitment Agreement, exceeds $25 million.
82.“New Money Notes” means the New Notes with an aggregate initial principal amount of up to $50 million to be issued to the Commitment Parties on the Effective Date pursuant to the Commitment Agreement, the terms hereof and the New Notes Documents.
83.“New Notes” means new senior secured convertible notes to be issued by Reorganized Parent upon the Effective Date pursuant to the New Notes Documents in an aggregate initial principal amount of up to $167.4 million.
84.“New Notes Indenture” means that certain indenture governing the terms and conditions of the New Notes, which shall be Filed with the Plan Supplement and shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
85.“New Notes Documents” means the New Notes Indenture and all documents and agreements relating to the New Notes including all instruments, security agreements, intercreditor agreements, schedules, or exhibits with respect thereto, each of which shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
86.“New Roll-Up Facility” means, if applicable, a new first lien senior secured term loan credit facility to be provided to the Reorganized Debtors upon the Effective Date by the New Roll-Up Facility Lenders in exchange for certain Prepetition First Lien Secured Claims consistent with the Restructuring Support Agreement pursuant to the New Roll-Up Facility Documents, but only in the event that the New ABL Facility is not incurred on the Effective Date.

EX-10-

Exhibit 2.1

87.“New Roll-Up Facility Documents” means the credit agreement governing the New Roll-Up Facility, if applicable, and the related notes, guarantees, security documents, and intercreditor agreement, as the case may be, which shall be Filed with the Plan Supplement and which shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
88.“New Roll-Up Facility Lenders” means the parties identified as lenders in the New Roll-Up Facility Documents from time to time.
89.“Opening Liquidity” means the Reorganized Debtors’ Opening Liquidity (as defined in the Commitment Agreement).
90.“Ordinary Course Professionals Order” means any Order approving the motion to employ ordinary course professionals to be Filed on or after the Petition Date in the Chapter 11 Cases.
91.“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.
92.“Other Secured Claim” means any Secured Claim other than a DIP Facility Claim, a Prepetition First Lien Secured Claim, a Prepetition Second Lien Secured Claim, or a Prepetition Third Lien Secured Claim.
93.“Paul, Weiss” means the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, in its capacity as counsel to certain Consenting Creditors.
94.“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.
95.“Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.
96.“Plan” means this Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, modified or otherwise supplemented from time to time.
97.“Plan Distribution” means the payment or distribution of consideration to Holders of Allowed Claims and Equity Interests under this Plan.
98.“Plan Documents” means any of the documents, other than this Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including, without limitation, the documents to be included in the Plan Supplement, the Registration Rights Agreement, the New ABL Facility Documents (if any), the New Roll-Up Facility Documents

EX-11-

Exhibit 2.1

(if any), the New Notes Documents, and the Management Incentive Plan, each of which shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors, and as may be modified consistent with the Restructuring Support Agreement.
99.“Plan Schedule” means a schedule annexed to either the Plan Supplement or as an appendix to the Disclosure Statement (as amended, modified or otherwise supplemented from time to time), or Filed as part of the Plan Supplement.
100.“Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits and Plan Schedules, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, which shall be Filed with the Bankruptcy Court on or before ten (10) Business Days (unless otherwise ordered by the Bankruptcy Court) prior to the Confirmation Hearing. The documents that comprise the Plan Supplement shall be subject to any consent or consultation rights provided hereunder and thereunder, including as provided in the definitions of the relevant documents, and shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
101.“Postpetition” means the time period beginning immediately upon the filing of the Chapter 11 Cases and ending on the Effective Date.
102.“Prepetition First Lien Agent” means Cantor Fitzgerald Securities in its capacity as administrative agent and collateral agent under the Prepetition First Lien Loan Agreement, and its successors and assigns.
103.“Prepetition First Lien Excluded Obligations” means any indemnity or other obligations of the Debtors that survive termination of the Prepetition First Lien Loan Agreement pursuant to the terms thereof.
104.“Prepetition First Lien Lenders” means those lenders under the Prepetition First Lien Loan Agreement.
105.“Prepetition First Lien Loan Agreement” means the Credit and Guaranty Agreement dated as of December 8, 2016 by and among the Debtors, the Prepetition First Lien Agent, and the other lenders from time to time party thereto (as amended, waived, supplemented, or as otherwise modified from time to time).
106.“Prepetition First Lien Secured Claim” means any Claim arising under the Prepetition First Lien Loan Agreement and the documents ancillary thereto.
107.“Prepetition Indentures” means, collectively, the Prepetition Second Lien Indenture and the Prepetition Third Lien Indenture.

EX-12-

Exhibit 2.1

108.“Prepetition Indenture Trustee” means U.S. Bank, National Association, in its capacity as indenture trustee under the Prepetition Indentures, or any successor trustee.
109.“Prepetition Indenture Trustee Fees” means the reasonable fees and reasonable unpaid out-of-pocket costs and expenses incurred by the Prepetition Indenture Trustee through the Effective Date in accordance with the Prepetition Indentures.
110.“Prepetition Second Lien Indenture” means the Indenture dated as of February 8, 2016 by and among A.M. Castle, the remaining Debtors as guarantors thereto, and the Prepetition Indenture Trustee (as amended, waived, supplemented, or as otherwise modified from time to time).
111.“Prepetition Second Lien Notes” means the 12.75% Senior Secured Notes due 2018 issued by A.M. Castle pursuant to the Prepetition Second Lien Indenture.
112.“Prepetition Second Lien Secured Claim” means any Claim arising under or relating to Prepetition Second Lien Indenture and/or the Prepetition Second Lien Notes, and all agreements and instruments relating to the foregoing that remain unpaid and outstanding as of the Effective Date.
113.“Prepetition Third Lien Indenture” means the Indenture dated as of May 19, 2016 by and among A.M. Castle as issuer, the remaining Debtors as guarantors thereto, and the Prepetition Indenture Trustee (as amended, waived, supplemented, or as otherwise modified from time to time).
114.“Prepetition Third Lien Notes” means the 5.25% Convertible Senior Secured Notes due 2019 issued by A.M. Castle pursuant to the Prepetition Third Lien Indenture.
115.“Prepetition Third Lien Secured Claim” means any Claim arising under or relating to Prepetition Third Lien Indenture and/or the Prepetition Third Lien Notes, and all agreements and instruments relating to the foregoing that remain unpaid and outstanding as of the Effective Date.
116.“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
117.“Pro Rata” means the proportion that (a) the Allowed amount of a Claim or Equity Interest in a particular Class bears to (b) the aggregate Allowed amount of all Claims or Equity Interests in such Class, unless this Plan provides otherwise.
118.“Professional” means (a) any Entity employed in the Chapter 11 Cases pursuant to section 327, 363 or 1103 of the Bankruptcy Code or otherwise and (b) any Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, other than, for the avoidance of doubt, the Consenting Creditors’ Professionals.

EX-13-

Exhibit 2.1

119.“Professional Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for Accrued Professional Compensation.
120.“Professional Fees Bar Date” means the Business Day that is sixty (60) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.
121.“Proof of Claim” means a proof of Claim or Equity Interest Filed against any Debtor in the Chapter 11 Cases.
122.“Put Option Payment” means the Put Option Payment (as defined in the Commitment Agreement) to be paid to the Commitment Parties pursuant to the Commitment Agreement.
123.“Registrable Securities” means all shares of New Common Stock beneficially owned by the Consenting Creditors (including shares of New Common Stock (x) issuable upon conversion of New Notes and (y) issued to the Consenting Creditors under the Plan), except that shares of New Common Stock shall cease to be Registrable Securities when both (i) such shares of New Common Stock are (or would be upon conversion of the New Notes) freely transferable by the holder thereof without compliance with volume or manner of sale limitations and (ii) the holder of such shares of New Common Stock beneficially owns less than 2.5% of the then outstanding primary shares of New Common Stock (or such other amount as is agreed to by the Required Consenting Creditors).
124.“Registration Rights Agreement” means that certain registration rights agreement between Reorganized Parent and the Consenting Creditors holding Registrable Securities, which shall be Filed with the Plan Supplement and which shall be in form and substance consistent with the Restructuring Support Agreement and acceptable to the Required Consenting Creditors.
125.“Reinstated” means, with respect to any Claim, (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim in accordance with Section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than any Debtor or an insider of any Debtor) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

EX-14-

Exhibit 2.1

126.“Rejected Executory Contract/Unexpired Lease List” means the list, if any (as may be amended), as determined by the Debtors with the consent of the Required Consenting Creditors, identifying Executory Contracts and/or Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan, and which shall be Filed with the Plan Supplement.
127.“Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and Affiliates (whether by operation of law or otherwise), and each of their respective officers, directors, employees, managers, managing members, financial advisors, attorneys, accountants, investment bankers, and other representatives, in each case acting in such capacity.
128.“Releasing Debtor Parties” means the Debtors and Reorganized Debtors, in their individual capacities and as debtors-in-possession, and their respective Related Persons.
129.“Released Parties” means, collectively, each in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Agent; (d) the DIP Lenders; (e) the Prepetition First Lien Agent; (f) the Prepetition First Lien Lenders; (g) the Prepetition Indenture Trustee; (h) the Consenting Creditors; (i) the Commitment Parties; (j) the New ABL Facility Lenders; (k) the New Roll-Up Facility Lenders; and (l) the Related Persons of each of (a) through (k) of the foregoing; provided that no Excluded Releasing Party shall be a Released Party.
130.“Releasing Parties” means, collectively, each in its capacity as such: (a) Holders of all Claims who vote to accept this Plan; (b) Holders of Claims that are Unimpaired under this Plan; (c) Holders of Claims whose vote to accept or reject this Plan is solicited but who do not vote either to accept or to reject this Plan and who do not opt out of granting the releases set forth in Article X; (d) Holders of Claims who vote to reject this Plan but do not opt out of granting the releases set forth in Article X; (e) Holders of Equity Interests in Parent who receive any distributions under the Plan; (f) the Prepetition First Lien Agent; (g) the Prepetition First Lien Lenders; (h) the Prepetition Indenture Trustee; (i) the DIP Agent; (j) the DIP Lenders; and (k) the Related Persons of each of (a) through (j) of the foregoing; provided that no Excluded Releasing Party shall be a Releasing Party.
131.“Reorganized Debtors” means (i) the Reorganized Parent and (ii) each other Debtor, as reorganized pursuant to this Plan on or after the Effective Date.
132.“Reorganized Parent” means A.M. Castle, as reorganized pursuant to this Plan on or after the Effective Date.
133.“Required Consenting Creditors” means the Consenting Creditors (other than any Consenting Creditor that is neither (a) SGF nor (b) represented by Paul, Weiss) that collectively beneficially hold (or serve as investment advisors or managers for such beneficial holders) more than 50.0% of the aggregate principal amount of the Prepetition First Lien Secured Claims and the Prepetition Second Lien Secured Claims held by SGF and the Consenting Creditors that are represented by Paul, Weiss, at the time such action, consent, approval or waiver is solicited.

EX-15-

Exhibit 2.1

134.“Restructuring” means the financial restructuring of the Debtors, the principal terms of which are set forth in this Plan, the Disclosure Statement, the Plan Supplement, and the Restructuring Support Agreement.
135.“Restructuring Expenses” means the documented and reasonable fees and expenses incurred by the Consenting Creditors and the Commitment Parties in connection with the Restructuring, as provided in the Restructuring Support Agreement, the Commitment Agreement, and any documentation relating thereto, including, without limitation, the reasonable fees and expenses of the Consenting Creditors’ Professionals, payable without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, which shall be Allowed in full as Administrative Expense Claims without the filing of a Professional Fee Claim upon incurrence and shall not be subject to any offset, defense, counterclaim, reduction, or credit; provided that the reasonable and documented fees and costs of Goodwin Procter and local counsel to SGF shall not exceed $125,000, in the aggregate.
136.“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of April 6, 2017, by and among the Debtors and the Consenting Creditors (as amended, modified, waived, or supplemented from time to time in accordance with its terms), including the RSA Term Sheet, attached to the Disclosure Statement as Exhibit B, as amended on May 12, 2017 by the amendment attached to the Disclosure Statement as Exhibit B‑1.
137.“Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the consummation of the transactions provided for under or contemplated by the Restructuring Support Agreement; (b) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of this Plan and the Restructuring Support Agreement and that satisfy the requirements of applicable law; (c) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan, the Plan Documents, and the Restructuring Support Agreement; and (d) all other actions that the Debtors or Reorganized Debtors, as applicable, determine, in consultation with the Required Consenting Creditors, are necessary or appropriate and consistent with the Plan, the Plan Documents, and the Restructuring Support Agreement.
138.“RSA Term Sheet” means the Restructuring Term Sheet attached as Exhibit A to the Restructuring Support Agreement.
139.“Schedules” means the schedules of Assets and liabilities, statements of financial affairs, lists of Holders of Claims and Equity Interests and all amendments or supplements thereto Filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.
140.“SEC” means the Securities and Exchange Commission, or any successor agency.

EX-16-

Exhibit 2.1

141.“Secured Claim” means a Claim that is secured by a Lien on property in which any Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.
142.“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.
143.“Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.
144.“Security” or “security” means any security as such term is defined in section 101(49) of the Bankruptcy Code.
145.“Servicer” means an indenture trustee, owner trustee, pass-through trustee, subordination agent, agent, servicer or any other authorized representative of creditors of the Debtors recognized by the Debtors or the Reorganized Debtors.
146.“SGF” means SGF, Inc., solely in its capacity as the Holder of Prepetition First Lien Secured Claims and Prepetition Second Lien Secured Claims, and its successors and assigns.
147.“Solicitation” means the solicitation of votes of those parties entitled to vote to accept or reject the Plan.
148.“Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.
149.“Subsidiaries” means the Debtors other than A.M. Castle.
150.“Transfer” means, with respect to any security or the right to receive a security or to participate in any offering of any security, (i) the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in, or other disposition of such security or right or the beneficial ownership thereof, (ii) the offer to make such a sale, transfer, constructive sale, or other disposition, and (iii) each option, agreement, arrangement, or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means (i) a short sale with respect to such security or right, (ii) entering into or acquiring an offsetting derivative contract with respect to such security

EX-17-

Exhibit 2.1

or right, (iii) entering into or acquiring a futures or forward contract to deliver such security or right, or (iv) entering into any transaction that has substantially the same effect as any of the foregoing. The term “beneficially owned” or “beneficial ownership” as used in this definition shall include, with respect to any security or right, the beneficial ownership of such security or right by a Person and by any direct or indirect subsidiary of such Person.
151.“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
152.“Unimpaired” means, with respect to a Class of Claims or Equity Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
153.“Voting Classes” means Classes 3, 4, and 5 under this Plan.
ARTICLE II.
ADMINISTRATIVE, DIP FACILITY, AND PRIORITY TAX CLAIMS

A.	Administrative Expense Claims
On the later of the Effective Date or the date on which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Expense Claim will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim; or (ii) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder; provided, however, that Administrative Expense Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Debtors or Reorganized Debtors in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. All statutory fees payable under 28 U.S.C. § 1930(a) shall be paid as such fees become due.

B.	Professional Fee Claims
Professionals or other Entities asserting a Professional Fee Claim for services rendered through the Effective Date must File, within sixty (60) days after the Effective Date, and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claim; provided that the Reorganized Debtors will pay Professionals in the ordinary course of business, for any work performed after the Effective Date, including those fees and expenses incurred by Professionals in connection with the implementation and consummation of the Plan, in each case without further application or notice to or order of the Bankruptcy Court in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order(s) relating to or allowing any such Professional Fee Claim; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of

EX-18-

Exhibit 2.1

expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order.
Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) ninety (90) days after the Effective Date and (b) thirty (30) days after the Filing of the applicable request for payment of the Professional Fee Claim. Each Holder of an Allowed Professional Fee Claim will be paid by the Reorganized Debtors in Cash within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim.

C.	DIP Facility Claims
If there is a DIP Facility, unless otherwise agreed to by the DIP Lenders, all DIP Facility Claims will be indefeasibly paid and satisfied in full in Cash on the Effective Date in full satisfaction, settlement, discharge and release of, and in exchange for, such DIP Facility Claims. Except as otherwise expressly provided in the DIP Facility, upon indefeasible payment and satisfaction in full of all DIP Facility Claims, the DIP Facility Loan Agreement and all related loan documents, and all Liens and security interests granted to secure the DIP Facility Claims, will be immediately terminated, extinguished and released, and the DIP Agent will promptly execute and deliver to the Reorganized Debtors, at the Reorganized Debtors’ sole cost and expense, such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors to effectuate the foregoing. Notwithstanding the foregoing, the DIP Facility Loan Agreement shall continue in effect solely for the purpose of preserving the DIP Agent’s and the DIP Lenders’ right to any contingent or indemnification obligations of the Debtors pursuant and subject to the terms of the DIP Facility Loan Agreement or DIP Orders.

D.	Priority Tax Claims
On or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or Reorganized Debtors: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; or (b) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder. Payment of statutory fees due pursuant to 28 U.S.C. § 1930(a)(6) will be made at all appropriate times until the entry of a final decree; provided, however, that the Debtors may prepay any or all such Claims at any time, without premium or penalty.

EX-19-

Exhibit 2.1

ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary
All Claims and Equity Interests, except Administrative Expense Claims, DIP Facility Claims, and Priority Tax Claims, are classified in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.
The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes including, without limitation, voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.
Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Prepetition First Lien Secured Claims	Impaired	Entitled to Vote
4	Prepetition Second Lien Secured Claims	Impaired	Entitled to Vote
5	Prepetition Third Lien Secured Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Intercompany Claims	Unimpaired	Deemed to Accept
8	Equity Interests in Parent	Impaired	Deemed to Reject
9	Equity Interests in Subsidiaries	Unimpaired	Deemed to Accept

B.	Elimination of Vacant Classes
Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Equity Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

C.	Voting; Presumptions; Solicitation in Good Faith
Only Holders of Allowed Claims in Classes 3, 4, and 5 are entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the Holders of at least

EX-20-

Exhibit 2.1

two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. Holders of Claims in Classes 3, 4, and 5 will receive ballots containing detailed voting instructions.
The Debtors have, and upon the Effective Date the Reorganized Debtors shall be deemed to have, solicited votes on the Plan from the Voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Accordingly, the Debtors and the Reorganized Debtors and each of their respective Related Persons shall be entitled to, and upon the Confirmation Date are hereby granted, the protections of section 1125(e) of the Bankruptcy Code.

D.	Cramdown
If any Class of Claims or Interests is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtors may, subject to the terms of the Restructuring Support Agreement, (i) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code. If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

E.	Classification and Treatment of Claims and Equity Interests
1.Class 1 – Other Priority Claims

•	Classification: Class 1 consists of the Other Priority Claims.

•
Treatment: On or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors or Reorganized Debtors with the consent of the Required Consenting Creditors: (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 1 Claim will have agreed upon in writing; or (C) such other treatment rendering such Claim Unimpaired.

•
Impairment and Voting: Class 1 is Unimpaired, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan and will not be solicited.

EX-21-

Exhibit 2.1

2.Class 2 – Other Secured Claims

•	Classification: Class 2 consists of the Other Secured Claims.

•
Treatment: On or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors or Reorganized Debtors and with the consent of the Required Consenting Creditors: (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 2 Claim will have agreed upon in writing; (C) return of the collateral securing such Allowed Class 2 Claim; or (D) such other treatment rendering such Claim Unimpaired. Except with respect to Claims that are treated in accordance with the preceding clause (C), each Holder of an Allowed Other Secured Claim will retain the Liens securing its Allowed Other Secured Claim as of the Effective Date until full and final payment of such Allowed Other Secured Claim is made as provided herein.

•
Impairment and Voting: Class 2 is Unimpaired, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims are not entitled to vote to accept or reject the Plan and will not be solicited.

3.Class 3 – Prepetition First Lien Secured Claims

•	Classification: Class 3 consists of the Prepetition First Lien Secured Claims.

•
Allowance: Notwithstanding any provisions of the Plan to the contrary, the Prepetition First Lien Secured Claims will be deemed Allowed, without offset, counterclaim or defense of any kind, in an aggregate amount equal to: (a) $112,000,000 on account of outstanding principal obligations as of the Petition Date, plus (b) all other Obligations under, and as defined in, the Prepetition First Lien Loan Agreement, including, without limitation, accrued and unpaid interest at the contract rate set forth in the Prepetition First Lien Loan Agreement through and including the Effective Date, the Exit Fee (as defined in the Prepetition First Lien Loan Agreement), and the reasonable fees and expenses of counsel for the Prepetition First Lien Agent.

EX-22-

Exhibit 2.1

•	Treatment:

(i)
On the Effective Date, each Holder of an Allowed Prepetition First Lien Secured Claim will receive, as applicable, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, (a) in the event that the Debtors incur the New ABL Facility on the Effective Date, Cash in an amount equal to the amount of such Allowed Prepetition First Lien Secured Claim, or (b) in the event that the Debtors incur the New Roll-Up Facility on the Effective Date, its Pro Rata share of (1) Cash in an amount equal to the Exit Fee (as defined in the Prepetition First Lien Loan Agreement) plus all accrued and unpaid interest at the contract rate set forth in the Prepetition First Lien Loan Agreement through and including the Effective Date, and (2) term loans under the New Roll-Up Facility in an aggregate principal amount equal to the amount of all Allowed Prepetition First Lien Secured Claims less the amount of Cash paid pursuant to the preceding clause (b)(1).

(ii)	Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be deemed to release, extinguish, or discharge any Prepetition First Lien Excluded Obligations.

•	Impairment and Voting: Class 3 is Impaired, and Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.
4.Class 4 – Prepetition Second Lien Secured Claims

•	Classification: Class 4 consists of the Prepetition Second Lien Secured Claims.

•
Allowance: Notwithstanding any provisions of the Plan to the contrary, the Prepetition Second Lien Secured Claims will be deemed Allowed, without offset, counterclaim or defense of any kind, in the aggregate principal amount of $177,019,000, plus accrued and unpaid interest as of the Petition Date.

•
Treatment: On the Effective Date, each Holder of an Allowed Prepetition Second Lien Secured Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive its Pro Rata share of (a) Cash in an amount equal to $6,645,588, (b) Exchange Notes in an aggregate initial principal amount equal to $111,875,000, and (c) 65.0% of the New Common Stock of Reorganized Parent, subject to dilution only on account of (1) shares of New Common Stock issued upon conversion of the New

EX-23-

Exhibit 2.1

Notes, and (2) shares issued or available for issuance under the Management Incentive Plan.

•	Impairment and Voting: Class 4 is Impaired, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.
5.Class 5 – Prepetition Third Lien Secured Claims

•	Classification: Class 5 consists of the Prepetition Third Lien Secured Claims.

•
Allowance: Notwithstanding any provisions of the Plan to the contrary, the Prepetition Third Lien Secured Claims will be deemed Allowed, without offset, counterclaim or defense of any kind, in the aggregate principal amount of $22,323,000, plus accrued and unpaid interest as of the Petition Date.

•
Treatment: On the Effective Date, each Holder of an Allowed Prepetition Third Lien Secured Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive its Pro Rata share of (a) Exchange Notes in an aggregate initial principal amount equal to $3,125,000, and (b) 15.0% of the New Common Stock of Reorganized Parent, subject to dilution only on account of (1) shares of New Common Stock issued upon conversion of the New Notes, and (2) shares issued or available for issuance under the Management Incentive Plan.

•	Impairment and Voting: Class 5 is Impaired, and Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.
6.Class 6 – General Unsecured Claims

•	Classification: Class 6 consists of the General Unsecured Claims.

•
Treatment: Each Holder of an Allowed Class 6 Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim shall receive Cash in an amount equal to such Allowed Class 6 Claim on the later of: (a) the Effective Date, or as soon as practicable thereafter; or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Class 6 Claim. Notwithstanding anything to the contrary herein, after the Effective Date and subject to the other provisions of the Plan, the Reorganized Debtors will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtors had with respect

EX-24-

Exhibit 2.1

to any General Unsecured Claim, except with respect to any General Unsecured Claim Allowed by order of the Bankruptcy Court.

•
Impairment and Voting: Class 6 is Unimpaired, and the Holders of Class 6 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 6 Claims are not entitled to vote to accept or reject the Plan and will not be solicited.

7.Class 7 – Intercompany Claims

•	Classification: Class 7 consists of the Intercompany Claims.

•
Treatment: On the Effective Date, all Class 7 Intercompany Claims shall be, at the option of the Company with the consent of the Required Consenting Creditors, either: (a) Reinstated, (b) converted into equity, or (c) cancelled and may be compromised, extinguished, or settled after the Effective Date.

•
Impairment and Voting: Class 7 is Unimpaired, and the Holders of Class 7 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 7 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

8.Class 8 – Equity Interests in Parent

•	Classification: Class 8 consists of the Equity Interests in Parent.

•
Treatment: All Class 8 Equity Interests in Parent will be deemed cancelled upon the Effective Date and will be of no further force and effect, whether surrendered for cancellation or otherwise. However, pursuant to Article V.A. of the Plan and as a resolution and settlement of any potential claims or causes of action relating to the Debtors and in consideration of the release set forth in Article X.C. hereof, each Holder of an issued and outstanding share of stock in Parent who does not object to the Plan and does not opt-out of the releases under the Plan shall receive its Pro Rata share (calculated based upon those Holders that do no object to the Plan and do not opt-out of the releases under the Plan) of 20.0% of the New Common Stock of Reorganized Parent, subject to dilution only on account of (1) shares of New Common Stock issued upon conversion of the New Notes, and (2) shares issued or available for issuance under the Management Incentive Plan.

For the avoidance of doubt, Holders of the following types of Equity Interests in Parent shall not be entitled to participate in the resolution

EX-25-

Exhibit 2.1

and settlement set forth in the prior sentence: (i) options, warrants or contractual rights to purchase or acquire any Equity Securities at any time with respect to Parent, and all rights arising with respect thereto; (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights; and (iii) any Claim that is determined to be subordinated to the status of an Equity Security in Parent, whether under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.

•	Impairment and Voting: Class 8 is Impaired and the Holders of Class 8 Equity Interests in Parent are deemed to reject the Plan and will not be solicited.
9.Class 9 – Equity Interests in Subsidiaries

•	Classification: Class 9 consists of the Equity Interests in Subsidiaries.

•	Treatment: On the Effective Date, Reorganized Parent will own 100% of the Equity Interests in Subsidiaries, directly or indirectly.

•
Impairment and Voting: Class 9 is Unimpaired, and the Holders of Class 9 Equity Interests in Subsidiaries will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 9 Equity Interests in Subsidiaries are not entitled to vote to accept or reject the Plan and will not be solicited.

F.	Special Provision Governing Unimpaired Claims
Except as otherwise provided in the Plan, nothing under the Plan will affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims, including the right to cure any arrears or defaults that may exist with respect to contracts to be assumed under the Plan.

G.	Subordinated Claims
The allowance, classification, and treatment of all Claims under the Plan shall take into account and conform to the contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Under section 510 of the Bankruptcy Code, upon written notice, the Reorganized Debtors, with the consent of the Required Consenting Creditors, reserve the right to re-classify, or to seek to subordinate, any Claim in accordance with any contractual, legal, or

EX-26-

Exhibit 2.1

equitable subordination relating thereto, and the treatment afforded any Claim under the Plan that becomes a subordinated Claim at any time shall be modified to reflect such subordination.
ARTICLE IV.
ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan
Classes 1, 2, 6, 7, and 9 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

B.	Presumed Rejection of Plan
Class 8 is Impaired and Holders of Equity Interests in Parent shall receive no distribution under the Plan on account of such Equity Interests and are, therefore, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

C.	Voting Classes
Each Holder of an Allowed Claim as of the applicable voting record date in the Voting Classes (Classes 3, 4, and 5) will be entitled to vote to accept or reject the Plan.

D.	Acceptance by Impaired Classes of Claims
Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

E.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors (subject to any consents that may be required under the Restructuring Support Agreement) reserve the right to modify the Plan or any Exhibit thereto or Plan Schedule in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.
ARTICLE V.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims
Pursuant to section 1123 of the Bankruptcy Code, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan.

EX-27-

Exhibit 2.1

B.	Corporate Existence
The Debtors will continue to exist after the Effective Date as separate legal entities, with all of the powers of corporations, limited liability companies, memberships and partnerships pursuant to the applicable law in their states of incorporation or organization and, with respect to A.M. Castle, pursuant to the Amended Organizational Documents. On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may take such action not inconsistent with the Restructuring Transactions, the Restructuring Support Agreement or the Plan and as permitted by applicable law and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.
On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate this Plan and that is consistent with the Restructuring Support Agreement, including, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of this Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto; (iv) reincorporation (including, with the consent of the Required Consenting Creditors, reincorporating Reorganized Parent as a Delaware corporation on or after the Effective Date), merger, consolidation, conversion, or dissolution pursuant to applicable law; (v) the Restructuring Transactions; and (vi) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

C.	Vesting of Assets in the Reorganized Debtors
Except as otherwise provided in the Plan or the Confirmation Order, on or after the Effective Date, all property and Assets of the Estates (including, without limitation, Causes of Action and, unless otherwise waived or released pursuant to an order of the Bankruptcy Court or the Plan, Avoidance Actions) and any property and Assets acquired by the Debtors pursuant to the Plan will vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges or other encumbrances. Except as may be otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly

EX-28-

Exhibit 2.1

imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors will pay the charges that they incur after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including reasonable fees relating to the preparation of Professional fee applications) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court.

D.	New ABL Facility or New Roll-Up Facility
The Debtors shall use their best efforts to enter into the New ABL Facility on or before the Effective Date. The New ABL Facility shall include the terms set forth in the RSA Term Sheet and shall otherwise be in form and substance acceptable to the Required Consenting Creditors. The Confirmation Order shall be deemed approval of the New ABL Facility and the New ABL Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the New ABL Facility Documents and such other documents as may be required to effectuate the treatment afforded by the New ABL Facility. If the Debtors enter into the New ABL Facility on the Effective Date, then, on the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New ABL Facility Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.
If the Debtors do not enter into the New ABL Facility on the Effective Date, then, on the Effective Date, the Debtors shall enter into the New Roll-Up Facility with the New Roll-Up Facility Lenders. The New Roll-Up Facility shall include the terms set forth in the RSA Term Sheet and shall otherwise be in form and substance acceptable to the Required Consenting Creditors. The Confirmation Order shall be deemed approval of the New Roll-Up Facility and the New Roll-Up Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the New Roll-Up Facility Documents and such other documents as may be required to effectuate the treatment afforded by the New Roll-Up Facility. If the Debtors enter into the New Roll-Up Facility on the Effective Date, then, on the Effective Date, all of the Liens and security interests to be granted in accordance with the New Roll-Up Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Roll-Up Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Roll-Up Facility Documents, and (d) shall not be subject to recharacterization or equitable

EX-29-

Exhibit 2.1

subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.
Either the New ABL Facility or the New Roll-Up Facility shall provide, as of the Effective Date, sufficient funding or deemed funding, together with the Debtors’ Cash on hand and the proceeds of the New Money Notes, to satisfy any DIP Facility Claims and the Prepetition First Lien Secured Claims in full.
E.    New Notes
On the Effective Date, Reorganized Parent shall issue the New Notes in an aggregate initial principal amount of up $167.4 million, which shall consist of (i) $115.0 million in aggregate initial principal amount of Exchange Notes, which shall be convertible into 60.36% of the New Common Stock on a fully diluted basis as of the Effective Date (assuming for illustrative purposes only that the New Money Amount is $35 million and that the Debtors incur the New ABL Facility on the Effective Date with initial borrowings (together with any borrowings under any Foreign Facilities, as defined in Schedule A) of $75.5 million), (ii) up to $50.0 million in aggregate initial principal amount of New Money Notes, which shall be convertible into up to 22.96% of the New Common Stock on a fully diluted basis as of the Effective Date pursuant to the Commitment Agreement (assuming for illustrative purposes only that the New Money Amount is $35 million and that the Debtors incur the New ABL Facility on the Effective Date with initial borrowings (together with any borrowings under any Foreign Facilities, as defined in Schedule A) of $75.5 million), and (iii) $2.4 million in aggregate initial principal amount of MIP Notes. On the Effective Date, on an as-converted and fully-diluted basis, the New Common Stock (including the New Common Stock issuable upon conversion of the New Notes) shall be allocated in a manner consistent with the methodology set forth on Schedule A to this Plan, and the conversion rate of the New Notes shall reflect such allocations and methodology. The New Notes shall be governed by the New Notes Documents, which shall be consistent with the Restructuring Support Agreement and in form and substance acceptable to the Required Consenting Creditors. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Notes Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Notes Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Notes Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.
F.    Commitment Agreement
Prior to the Effective Date, the Debtors shall enter into the Commitment Agreement with the Commitment Parties, pursuant to which the Commitment Parties shall agree to purchase their Commitment Percentage (as defined in the Commitment Agreement) of the New Money Notes in an aggregate initial principal amount of up to $50 million. The New Money Notes shall be issued at a purchase price of $800 in cash for each $1,000 principal amount of New Money Notes (i.e., if the New Money Amount is $40 million, such New Money Notes shall have an aggregate face amount

EX-30-

Exhibit 2.1

of $50 million). Pursuant to the Commitment Agreement, in exchange for the Commitment Parties’ agreements therein, the Commitment Parties shall receive the Put Option Payment in the amount of $2 million, which shall be deemed to have been fully earned upon execution of the Commitment Agreement and shall be payable in Cash by the Debtors upon the earlier of the Effective Date and termination of the Commitment Agreement in accordance with its terms. The Commitment Agreement shall be consistent with the Restructuring Support Agreement and shall be in form and substance acceptable to the Required Consenting Creditors.
G.    Authorized Financing
On the Effective Date, the applicable Reorganized Debtors shall be and are authorized to execute and deliver the New ABL Facility Documents or the New Roll-Up Facility Documents (as applicable), the New Notes Documents and any related loan documents, and shall be and are authorized to execute, deliver, file, record and issue any other notes, guarantees, deeds of trust, security agreements, documents (including UCC financing statements), amendments to the foregoing, or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity, subject to the lien limitations set forth herein.
Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments required pursuant to the Plan will be obtained from the New ABL Facility or the New Roll-Up Facility and proceeds of the New Money Notes and the Reorganized Debtors’ Cash balances, including Cash from operations. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.
H.    Treatment of Vacant Classes
Any Claim or Equity Interest in a Class considered vacant under Article III.B. of this Plan shall receive no Plan Distribution.
I.    Management Incentive Plan
Upon the Effective Date, Reorganized Parent will adopt and implement the Management Incentive Plan, which will provide for 10% of the New Common Stock outstanding as of the Effective Date on a fully diluted basis other than on account of any dilution from shares of New Common Stock issued upon conversion of the New Money Notes (as adjusted to exclude any original issue discount arising from the purchase price of such notes and any Put Option Payment associated with such notes) to be reserved for grants to be approved by the New Board for directors, officers, and other key employees of the Reorganized Debtors (the “MIP Pool”). The MIP Pool shall consist of $2.4 million in aggregate initial principal amount of MIP Notes, and the remainder shall be in the form of New Common Stock.2 Any forfeited shares or awards shall be returned to the MIP Pool and reallocated at the discretion of the New Board.

[2]  For illustrative purposes only, if the New Money Amount is $35 million and the Debtors incur the New ABL Facility on the Effective Date with initial borrowings (together with any borrowings under any Foreign Facilities, as defined in Schedule A) of $75.5 million, the MIP Pool shall equal 8.27% of New Common Stock on a fully diluted basis, comprised of $2.4 million of New Notes and 7.01% of New Common Stock.

EX-31-

Exhibit 2.1

The form and substance of any documentation with respect to the Management Incentive Plan and any related management employment agreements shall be consistent with the Restructuring Support Agreement and acceptable to the applicable employees and the Required Consenting Creditors.
J.    Management Employment Agreements / Incentive Compensation
As of the Effective Date, Reorganized Parent and its key management will enter into the Management Employment Agreements, the form and substance of which shall be acceptable to the applicable employees and the Required Consenting Creditors, covering without limitation base salary, incentive, and executive benefits, in accordance with the Restructuring Support Agreement and this Plan and which shall include the terms and conditions set forth in the Restructuring Support Agreement.
From and after the Effective Date, Reorganized Parent shall satisfy the outstanding obligations under the Debtors’ Key Employee Incentive Plan (as reflected in the individual employment agreements of the Debtors’ key management existing as of the Petition Date) and Key Employee Retention Plan dated as of April 10, 2017 up to an aggregate amount of $1.6 million.
K.    Issuance of New Notes and New Common Stock and Related Documentation
From and after the Effective Date, Reorganized Parent will be authorized to and will issue the New Notes and New Common Stock to the Holders of Claims and Equity Interests, as applicable, as set forth in this Plan without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Unless otherwise determined by the Required Consenting Creditors, it is anticipated that, from and after the Effective Date, Reorganized Parent will remain a reporting company under the Securities Exchange Act.
The New Money Notes issued pursuant to the Plan and delivered to the Commitment Parties, and the Exchange Notes and Exchange Common Stock of Reorganized Parent issued pursuant to the Plan and delivered to Holders of Prepetition Second Lien Secured Claims and Prepetition Third Lien Secured Claims shall be exempt from any registration requirements under any securities laws to the fullest extent permitted by section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Exchange Common Stock of Reorganized Parent issued pursuant to the Plan and delivered to Holders of Equity Interests in Parent will be exempt from any registration requirements under any securities laws to the fullest extent permitted by Section 1145 of the Bankruptcy Code. The MIP Notes and New Common Stock of Reorganized Parent issued to officers and other key employees of the Reorganized Debtors pursuant to the Management Incentive Plan shall be exempt from any registration requirements under any securities laws to the fullest extent permitted by section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Rule 701 promulgated thereunder. Any New Common Stock issuable upon conversion of the New Notes (including New Common Stock issued upon conversion of the New Money Notes, Exchange Notes, and MIP Notes) shall be exempt from any registration requirements to the fullest extent permitted by section 3(a)(9) of the Securities Act. Without limiting the effects of section 3(a)(9) and section 4(a)(2) of the Securities Act, Rules 506 and 701 under the Securities Act and section 1145 of the

EX-32-

Exhibit 2.1

Bankruptcy Code, all financing documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the New ABL Facility Documents or the New Roll-Up Facility Documents and the New Notes Documents, the New Common Stock, and any other agreement or document related to or entered into in connection with any of the foregoing, will become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
The New Common Stock of Reorganized Parent shall constitute a single class of Equity Security in Reorganized Parent and, other than as contemplated through the conversion of the New Notes or under the Management Incentive Plan, there shall exist no other Equity Securities, warrants, options, or other agreements to acquire any equity interest in Reorganized Parent. From and after the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of Reorganized Parent will be that number of shares of New Common Stock as may be designated in the Amended Organizational Documents. In connection with the distribution of New Common Stock and/or New Notes to current or former employees of the Debtors, Reorganized Parent will take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including, when applicable, withholding from distributions a portion of the New Common Stock and/or New Notes, selling such securities or requiring Holders of such securities to contribute the Cash necessary to satisfy tax withholding obligations including, without limitation, income, social security and Medicare taxes, and Reorganized Parent shall pay such withheld taxes to the appropriate Governmental Unit.
From and after the Effective Date, all Registrable Securities shall be subject to customary shelf registration rights pursuant to the Registration Rights Agreement. The Registration Rights Agreement shall permit all legal means of monetizing the Registrable Securities by the selling stockholders. Pursuant to the Registration Rights Agreement, the Reorganized Parent shall file a registration statement on Form S-3 (or another appropriate form, if Form S-3 is unavailable) to register the resale of such Registrable Securities not later than thirty days after the Effective Date and to have such registration statement declared effective as soon as practicable thereafter. The Reorganized Parent shall also seek to have such registration statement declared effective by the SEC as soon as practicable after filing thereof.
L.    Substantive Consolidation for Plan Purposes
The Plan serves as a motion by the Debtors seeking entry, pursuant to section 105 of the Bankruptcy Code, of an order authorizing, on the Effective Date, the substantive consolidation of the Estates of all of the Debtors for purposes of classifying and treating all Claims under the Plan, including for voting, confirmation, and distribution purposes only. Substantive consolidation will not (i) alter the state of incorporation of any Debtor for purposes of determining applicable law of any of the Causes of Action, (ii) alter or impair the legal and equitable rights of the Debtors to enforce any of the Causes of Action, or (iii) otherwise impair, release, discharge, extinguish or affect any of the Causes of Action or issues raised as a part thereof.

EX-33-

Exhibit 2.1

If substantive consolidation is ordered, then on and after the Effective Date, all Assets and liabilities of the Debtors shall be treated as though they were merged into a single estate solely for purposes of treatment of and distributions on Claims. All duplicative Claims (identical in both amount and subject matter) Filed against more than one of the Debtors shall automatically be expunged so that only one Claim survives against the consolidated Debtors. All guarantees by any Debtor of the obligations of any other Debtor shall be eliminated so that any Claim and any guarantee thereof by any other Debtor, as well as any joint and/or several liability of any Debtor with respect to any other Debtor, shall be treated as one collective obligation of the Debtors. Any alleged defaults under any applicable agreement with the Debtors arising from substantive consolidation under this Plan shall be deemed cured as of the Effective Date.
M.    Release of Liens, Claims and Equity Interests
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Estates will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Any Entity holding such Liens or Equity Interests will, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.
N.    Certificate of Incorporation and Bylaws
The Amended Organizational Documents shall amend or succeed the certificates or articles of incorporation, by-laws and other organizational documents of Reorganized Parent to satisfy the provisions of the Plan and the Bankruptcy Code, and will (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan; (iii) to the extent necessary or appropriate as determined by the Required Consenting Creditors, include restrictions on the Transfer of New Common Stock; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated herein. After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation and by-laws, and other applicable organizational documents, as permitted by applicable law. Further, it is anticipated that the Consenting Creditors or certain of them may enter into a shareholders agreement with respect to certain transfer rights and corporate governance matters, including board designation rights.

EX-34-

Exhibit 2.1

O.    Directors and Officers of Reorganized Parent
The New Board will be comprised initially of five (5) directors, who will consist of: (i) the President and Chief Executive Officer of the Reorganized Parent, (ii) Jon Mellin, and (iii) three directors selected by the Consenting Creditors.
Steven W. Scheinkman shall be Chairperson of the New Board until the 2018 annual shareholders meeting, at which time the New Board will either reaffirm Mr. Scheinkman as Chairperson or elect a new Chairperson.
As of the Effective Date, the initial officers of the Reorganized Debtors will be the officers of the Debtors existing immediately prior to the Effective Date. Except as set forth in the Plan, any other directors or officers of the Debtors shall be deemed removed as of the Effective Date.
Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors or as an officer of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a director or officer, the nature of any compensation for such Person. Each such director and each officer will serve from and after the Effective Date pursuant to applicable law and the terms of the Amended Organizational Documents and the other constituent and organizational documents of the Reorganized Debtors. The existing board of directors of Parent will be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.
P.    Corporate Action
Each of the Debtors and the Reorganized Debtors, as applicable, may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant hereto in the name of and on behalf of the Reorganized Debtors and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors and as applicable or by any other Person (except for those expressly required pursuant to the Plan or the Restructuring Support Agreement).
Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the stockholders, directors, managers or members of any Debtor (as of prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or members of such Debtors, or the need for any approvals, authorizations, actions or consents of any Person (except as expressly required pursuant to the Restructuring Support Agreement).

EX-35-

Exhibit 2.1

All matters provided for in the Plan involving the legal or corporate structure of any Debtor or any Reorganized Debtor, as applicable, and any legal or corporate action required by any Debtor or any Reorganized Debtor as applicable, in connection with the Plan, will be deemed to have occurred and will be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of any Debtor or any Reorganized Debtor, as applicable, or by any other Person (except as expressly required pursuant to the Restructuring Support Agreement). On the Effective Date, the appropriate officers of each Debtor and each Reorganized Debtor, as applicable, are authorized to issue, execute, deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtor and each Reorganized Debtor, as applicable, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person (except as expressly required pursuant to the Restructuring Support Agreement). The secretary and any assistant secretary of each Debtor and each Reorganized Debtor, as applicable, will be authorized to certify or attest to any of the foregoing actions.
Q.    Cancellation of Notes, Certificates and Instruments
Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, on the Effective Date, all agreements, instruments, Securities and other documents evidencing any prepetition Claim or Equity Interest and any rights of any Holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect, including any relating to the Equity Interests in Parent. The holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan and the obligations of the Debtors thereunder or in any way related thereto will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. Notwithstanding such cancellation and discharge, each of the Prepetition First Lien Loan Agreement and the Prepetition Indentures shall continue in effect to the extent necessary to: (1) allow Holders of Claims and Equity Interests to receive Plan Distributions; (2) allow the Reorganized Debtors to make distributions pursuant to the Plan; (3) allow the Prepetition Indenture Trustee to receive distributions under the Plan on account of the Prepetition Second Lien Secured Claims and Prepetition Third Lien Secured Claims for further distribution in accordance with the Prepetition Indentures, respectively; (4) allow the Prepetition First Lien Agent and the Prepetition Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the Plan; and (5) preserve any rights of the Prepetition First Lien Agent and the Prepetition Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any parties other than the Debtors or the Reorganized Debtors, and any money or property distributable to the Beneficial Holders under the relevant instrument, including any rights to priority of payment or to exercise charging liens. Except as provided pursuant to this Plan, each of the Prepetition First Lien

EX-36-

Exhibit 2.1

Agent and the Prepetition Indenture Trustee, and their respective agents, successors, and assigns shall be discharged of all of their obligations associated with the Prepetition First Lien Loan Agreement and the Prepetition Indentures, respectively. The commitments and obligations (if any) of the Prepetition First Lien Lenders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the Prepetition First Lien Loan Agreement shall fully terminate and be of no further force or effect on the Effective Date.
R.    Cancellation of Existing Instruments Governing Security Interests
Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, and upon notice of full payment or satisfaction by the Debtors or Reorganized Debtors, the Holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.
S.    Equity Interests in Subsidiaries; Corporate Reorganization
On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Equity Interests in Subsidiaries shall be deemed to be in full force and effect.
T.    Restructuring Transactions
On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with this Plan and the Restructuring Support Agreement as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with this Plan.

U.	Plan Supplement, Other Documents and Orders and Consents Required Under the Restructuring Support Agreement
So long as the Restructuring Support Agreement has not been terminated, the documents to be Filed as part of the Plan Supplement and the other documents and orders referenced herein, or otherwise to be executed in connection with the transactions contemplated hereunder, shall be subject to the consents and the approval rights, as applicable, of the Required Consenting Creditors as set forth in the Restructuring Support Agreement. To the extent that there is any inconsistency between the Restructuring Support Agreement, on the one hand, and the Plan, on the other hand, as to such consents and the approval rights and the Restructuring Support Agreement has not been terminated, then the consents and the approval rights required in the Restructuring Support Agreement shall govern. For the avoidance of doubt, the consent rights of the Required Consenting

EX-37-

Exhibit 2.1

Creditors set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Plan Supplement, the other Plan Documents, and any other Definitive Documents (as defined in the Restructuring Support Agreement), including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein.

V.	Restructuring Expenses
The reasonable fees and expenses incurred by the Consenting Creditors’ Professionals, the Prepetition First Lien Agent’s professionals, and the Prepetition Indenture Trustee and its professionals will be paid in connection with this Plan or any applicable orders entered by the Bankruptcy Court on or before the Effective Date. Nothing herein shall require such professionals (or the Prepetition Indenture Trustee) to file applications with, or otherwise seek approval of, the Bankruptcy Court as a condition to the payment of such fees and expenses.
ARTICLE VI.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases
On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts (including, without limitation, employment agreements) and Unexpired Leases that:

•	have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto;

•	have been rejected by order of the Bankruptcy Court;

•	are the subject of a motion to reject pending on the Effective Date;

•	are identified in the Rejected Executory Contract/Unexpired Lease List; or

•	are rejected pursuant to the terms of the Plan.
Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights

EX-38-

Exhibit 2.1

with respect thereto. Each Executory Contract and Unexpired Lease assumed pursuant to this Article of the Plan will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

B.	Assignment of Executory Contracts or Unexpired Leases
In the event of an assignment of an Executory Contract or Unexpired Lease, at least ten (10) days prior to the Confirmation Hearing, the Debtors will serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption and assignment that will: (a) list the applicable cure amount, if any; (b) identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court; additionally, the Debtors will file with the Bankruptcy Court a list of such Executory Contracts and Unexpired Leases to be assigned and the proposed cure amounts. Any applicable cure amounts will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.
Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assignment or any related cure amount must be Filed, served and actually received by the Debtors at least three (3) Business Days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or cure amount will be deemed to have consented to such assignment of its Executory Contract or Unexpired Lease. The Confirmation Order will constitute an order of the Bankruptcy Court approving any proposed assignments of Executory Contracts or Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.
In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assigned or (c) any other matter pertaining to assignment, the applicable cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assignment. The Reorganized Debtors, in their sole option, reserve the right to reject such Executory Contract or Unexpired Lease at any time in lieu of assuming and assigning it.

C.	Rejection of Executory Contracts or Unexpired Leases
All Executory Contracts and Unexpired Leases identified in the Rejected Executory Contract/Unexpired Lease List shall be deemed rejected as of the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections identified in the Rejected Executory Contract/Unexpired Lease List and this Article of the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

EX-39-

Exhibit 2.1

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases
All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after notice of such rejection. The Debtors or Reorganized Debtors, as the case may be, will provide notice of such rejection and specify the appropriate deadline for the filing of such Proof of Claim.
Any Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so will be forever barred, estopped and enjoined from asserting such Claim, and such Claim will not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and property will be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims will, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G. of the Plan. All Claims arising from the rejection of any Executory Contract or Unexpired Lease shall be treated as General Unsecured Claims, subject to any applicable limitation or defense under the Bankruptcy Code and applicable law.

E.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof, by payment of the default amount in Cash as and when due in the ordinary course or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Following the Petition Date, the Debtors may serve a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with this Plan and setting forth the proposed Cure Amount (if any). If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable intend to assume does not receive such a notice, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).
Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption must be Filed, served and actually received by the Debtors at least five (5) Business Days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have assented and will be deemed to have forever released and waived any objection to the proposed assumption other than with respect to any alleged cure amount, which may be asserted at any time. In the event of a dispute regarding (1) the amount of any payments to cure a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. The Debtors or Reorganized Debtors, as applicable, in their sole option, reserve the right to reject such Executory Contract or Unexpired Lease at any time in lieu of assuming it.

EX-40-

Exhibit 2.1

F.	Assumption of Director and Officer Insurance Policies
The Debtors and, upon the Effective Date, the Reorganized Debtors, will assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under the D&O Liability Insurance Policies.
Further, the Reorganized Debtors shall be authorized and required to purchase tail coverage with a term of at least six (6) years from and after the termination of any existing director and officers’ liability insurance policies and containing the same coverage that exists under such policies as of the Petition Date.

G.	Indemnification Provisions
All indemnification provisions currently in place (whether in the by-laws, certificate of incorporation, board resolutions, contracts, or otherwise) for the following:  (i) the Prepetition First Lien Agent; (ii) the Prepetition First Lien Lenders; (iii) the Prepetition Indenture Trustee; and (iv) directors, officers and employees of the Debtors who served in such capacity as of the Petition Date with respect to or based upon any act or omission taken or omitted in such capacities, for or on behalf of the Debtors, will be Reinstated (or assumed, as the case may be), and will survive effectiveness of the Plan.  No such Reinstatement or assumption shall in any way extend the scope or term of any indemnification provision beyond that contemplated in the underlying contract or document as applicable.

H.	Compensation and Benefit Programs
Except as otherwise provided in the Plan, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to its employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans (other than equity incentive plans that will be replaced by the Management Incentive Plan and severance and change in control agreements that will be replaced by the Management Employment Agreements), life, and accidental death and dismemberment insurance plans, are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Any payment obligations under any assumed employment contracts and benefit plans that have been or purport to have been accelerated as a result of the commencement of the Chapter 11 Cases or the consummation of any transactions contemplated by the Plan will be Reinstated and such acceleration will be rescinded and deemed not to have occurred.

EX-41-

Exhibit 2.1

I.	Workers’ Compensation Benefits
Except as otherwise provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors will continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, and any other policies, programs, and plans regarding or relating to workers’ compensation and workers’ compensation insurance. All such contracts and agreements are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under any such contracts, agreements, policies, programs or plans regarding or relating to workers’ compensation or workers’ compensation insurance.

J.	Insurance Policies
Other than the insurance policies otherwise discussed herein, all other insurance policies to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtor or Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.
ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Dates of Distributions
Except as otherwise provided in the plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim or Equity Interest on the Effective Date, on the date that such Claim or Equity Interest becomes an Allowed Claim or Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Equity Interest against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Equity Interests in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent there are Disputed Claims or Equity Interests, distributions on account of any such Disputed Claims or Equity Interests shall be made pursuant to the provisions provided in the Plan. Except as otherwise provided in the Plan, Holders of Claims and Equity Interests shall not be entitled to interest, dividends or accruals on the distributions provided for therein, regardless of whether distributions are delivered on or at any time after the Effective Date.
Upon the Effective Date, all Debts of the Debtors shall be deemed fixed and adjusted pursuant to the Plan and the Reorganized Debtors shall have no liability on account of any Claims or Equity Interests except as set forth in the Plan and in the Confirmation Order. All payments and all

EX-42-

Exhibit 2.1

distributions made by the Distribution Agent under the Plan shall be in full and final satisfaction, settlement and release of all Claims and Equity Interests against the Reorganized Debtors.
At the close of business on the Distribution Record Date, the transfer ledgers for the Equity Interests in Parent, the Prepetition Second Lien Notes, and the Prepetition Third Lien Notes shall be closed, and there shall be no further changes in the record holders of such Claims or Interests. The Reorganized Debtors, the Distribution Agent, the Prepetition Indenture Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize the Transfer of any Equity Interests in Parent, Prepetition Second Lien Notes, or Prepetition Third Lien Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

B.	Distribution Agent
Except as provided therein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent, or by such other Entity designated by the Debtors as a Distribution Agent on the Effective Date or thereafter. The Reorganized Debtors, or such other Entity designated by the Debtors to be the Distribution Agent, shall not be required to give any bond or surety or other security for the performance of such Distribution Agent’s duties unless otherwise ordered by the Bankruptcy Court.
The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

C.	Cash Distributions
Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

D.	Rounding of Payments
Whenever the Plan would otherwise call for, with respect to a particular Person, payment of a fraction of a dollar or distribution of a fraction of a share of New Common Stock, the actual payment or distribution shall reflect a rounding of such fraction to the nearest whole dollar or share of New Common Stock (up or down), with half dollars and half shares of New Common Stock being rounded down. To the extent that Cash or New Common Stock to be distributed under the Plan remains undistributed as a result of the aforementioned rounding, such Cash or stock shall be treated as “Unclaimed Property” under the Plan.

EX-43-

Exhibit 2.1

E.	De Minimis Distribution
Except as to any Allowed Claim that is Unimpaired under the Plan, none of the Reorganized Debtors, any Servicer nor the Distribution Agent shall have any obligation to make any Plan Distributions with a value of less than $100, unless a written request therefor is received by the Distribution Agent from the relevant recipient at the addresses set forth in Article XIII.K. hereof within 120 days after the later of the (i) Effective Date and (ii) the date such Claim becomes an Allowed Claim. De minimis distributions for which no such request is timely received shall revert to Reorganized Parent. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically deemed satisfied, discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.
Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Distribution Agent shall have any obligation to make a particular distribution to a specific Holder of an Allowed Claim if such Holder is also the Holder of a Disputed Claim.

F.	Distributions on Account of Claims Allowed After the Effective Date
Except as otherwise agreed by the Holder of a particular Claim or as provided in the Plan, all distributions shall be made pursuant to the terms of the Plan and the Confirmation Order. Distributions to any Holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, as determined for U.S. federal income tax purposes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising accrued but unpaid interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

G.	General Distribution Procedures
The Reorganized Debtors, or any other duly appointed Distribution Agent, shall make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise. All Cash and other property held by the Reorganized Debtors for distribution under the Plan shall not be subject to any claim by any Person, except as provided under the Plan.

H.	Address for Delivery of Distributions
Distributions to Holders of Allowed Claims and Equity Interests, to the extent provided for under the Plan, shall be made (1) at the address set forth on any proofs of claim Filed by such Holders (to the extent such proofs of claim are Filed in the Chapter 11 Cases), (2) at the addresses set forth in any written notices of address change delivered to the Debtors, or (3) at the addresses in the Debtors’ books and records. Notwithstanding the foregoing, distributions to Beneficial Holders of Prepetition First Lien Secured Claims shall be made to the Prepetition First Lien Agent, and distributions to Beneficial Holders of Prepetition Second Lien Secured Claims and Prepetition Third Lien Secured Claims shall be made to the Prepetition Indenture Trustee or its designee for further distribution in accordance with the Prepetition Indentures.

EX-44-

Exhibit 2.1

I.	Undeliverable Distributions and Unclaimed Property
If the distribution to the Holder of any Allowed Claim or Equity Interest is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder, and the Reorganized Debtors shall have no obligation to make any further distribution to the Holder, unless and until the Reorganized Debtors is notified in writing of such Holder’s then current address.
Any Entity that fails to claim any Cash or New Common Stock within one (1) year from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan. Entities that fail to claim Cash shall forfeit their rights thereto and shall have no claim whatsoever against the Debtors or the Reorganized Debtors or against any Holder of an Allowed Claim or Equity Interest to whom distributions are made by the Reorganized Debtors.

J.	Withholding Taxes
In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. The Reorganized Debtors shall be entitled to deduct any U.S. federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims or Equity Interests, as appropriate. As a condition to receiving any distribution under the Plan, the Reorganized Debtors may require that the Holder of an Allowed Claim or Equity Interest entitled to receive a distribution pursuant to the Plan provide such Holder’s taxpayer identification number and such other information and certification as may be deemed necessary for the Reorganized Debtors to comply with applicable tax reporting and withholding laws. Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. In connection with the distribution of the New Common Stock and/or New Notes to each Holder of an Allowed Claim or Equity Interest, the Reorganized Debtors may take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including withholding from distributions a portion of the New Common Stock and/or New Notes, selling such securities or requiring such Holder of an Allowed Claim to contribute the Cash necessary to satisfy the tax withholding obligations.

K.	Setoffs
The Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim or Equity Interest and any distributions to be made pursuant to the Plan on account of such Allowed Claim or Equity Interest, the claims, rights and causes of action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim or Equity Interest that are not otherwise waived, released or compromised in accordance with the Plan; provided, however, that neither such a setoff nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims, rights and causes of action that the Reorganized Debtors possesses against such Holder.

EX-45-

Exhibit 2.1

L.	Surrender of Cancelled Instruments or Securities
As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Equity Interest evidenced by negotiable instruments, securities, or notes canceled pursuant to Article V of the Plan, the Holder of such Claim or Equity Interest will tender the applicable negotiable instruments, securities, or notes evidencing such Claim or Equity Interest (or a sworn affidavit identifying the negotiable instruments, securities, or notes formerly held by such Holder and certifying that they have been lost), to Reorganized Parent or another applicable Distribution Agent unless waived in writing by the Debtors or the Reorganized Debtors, as applicable. The Prepetition Indenture Trustee will send such notices and take such other actions as are reasonably requested by the Debtors to effect the cancellation of the Prepetition Second Lien Notes and the Prepetition Third Lien Notes held by Cede & Co.
Notwithstanding anything in this Plan to the contrary, in connection with any distribution under this Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors and the Reorganized Debtors, as applicable, will be entitled to recognize and deal for all purposes under this Plan with holders of New Common Stock in a manner consistent with the customary practices of DTC used in connection with such distributions. All New Common Stock to be distributed under this Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures; provided, that such New Common Stock is permitted to be held through DTC’s book-entry system; and provided, further, that to the extent the New Common Stock is not eligible for distribution in accordance with DTC’s customary practices, Reorganized Parent will take all such reasonable actions as may be required to cause distributions of the New Common Stock under this Plan.

M.	Lost, Stolen, Mutilated or Destroyed Securities
In addition to any requirements under any applicable agreement and applicable law, any Holder of a Claim or Equity Interest evidenced by a security or note that has been lost, stolen, mutilated, or destroyed will, in lieu of surrendering such security or note to the extent required by the Plan, deliver to Reorganized Parent and other applicable Distribution Agent: (x) evidence reasonably satisfactory to Reorganized Parent and other applicable Distribution Agent of such loss, theft, mutilation, or destruction; and (y) such security or indemnity as may be required by Reorganized Parent and other applicable Distribution Agent to hold such party harmless from any damages, liabilities, or costs incurred in treating such individual as a Holder of an Allowed Claim or Equity Interest. Upon compliance with Article VII.L. of the Plan as determined by the Debtors or Reorganized Debtors by a Holder of a Claim or Equity Interest evidenced by a security or note, such Holder will, for all purposes under the Plan, be deemed to have surrendered such security or note to Reorganized Parent and other applicable Distribution Agents.

EX-46-

Exhibit 2.1

ARTICLE VIII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS

A.	No Filing of Proofs of Claim Except for Rejection Claims
Except with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases or as otherwise provided under the Plan, Holders of Claims or Equity Interests shall not be required to file a Proof of Claim and no parties should file a Proof of Claim. Unless disputed by the Holder of a Claim, the amount set forth in the applicable Debtor’s books and records, subject to any limitations on allowance imposed by section 502 of the Bankruptcy Code, shall constitute the Allowed amount of such Holder’s Claim.

B.	Disputed Claims and Equity Interests
The Reorganized Debtors intend to attempt to resolve Disputed Claims and Equity Interests consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Reorganized Debtors may, in their discretion, file with the Bankruptcy Court an objection to the allowance of any Disputed Claim or Equity Interest or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order, provided, however, that the Reorganized Debtors, may compromise, settle, withdraw or resolve any objections to Claims or Equity Interests without further order of the Bankruptcy Court. Unless otherwise provided in the Confirmation Order, the Reorganized Debtors are authorized to settle, or withdraw any objections to, any Disputed Claim or Equity Interest following the Effective Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim or Equity Interest shall be deemed to be an Allowed Claim or Equity Interest in the amount compromised for purposes of the Plan. Under no circumstances will any distributions be made on account of any Claim or Equity Interest that is not an Allowed Claim or Equity Interest.

C.	Procedures Regarding Disputed Claims and Equity Interests
No payment or other distribution or treatment shall be made on account of a Disputed Claim or Equity Interest, even if a portion of the Claim or Equity Interest is not disputed, unless and until such Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest and the amount of such Allowed Claim or Equity Interest is determined by a Final Order or by stipulation between the Debtors and the Holder of the Claim or Equity Interest.

D.	Allowance of Claims and Equity Interests
Following the date on which a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest after the Distribution Date, the Reorganized Debtors shall pay directly to the Holder of such Allowed Claim or Equity Interest the amount provided for under the Plan, as applicable, and in accordance therewith.

EX-47-

Exhibit 2.1

1.    Allowance of Claims and Equity Interests
Notwithstanding anything to the contrary herein, after the Effective Date and subject to the other provisions of the Plan, the Reorganized Debtors will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtors had with respect to any Claim or Equity Interest, except with respect to any Claim or Equity Interest deemed Allowed under the Plan (including the Prepetition First Lien Secured Claim, Prepetition Second Lien Secured Claims, and Prepetition Third Lien Secured Claims) or by orders of the Bankruptcy Court. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order and the DIP Orders), no Claim or Equity Interest will become an Allowed Claim unless and until such Claim or Equity Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Equity Interest.
2.    [Reserved]
3.    Estimation
After the Confirmation Date but before the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim or Equity Interest pursuant to applicable law and (b) any contingent or unliquidated Claim or Equity Interest pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court will retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim or Equity Interest, contingent Claim or Equity Interest or unliquidated Claim or Equity Interest, including during the litigation concerning any objection to any Claim or Equity Interest or during the pendency of any appeal relating to any such objection. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation proceeding.
ARTICLE IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Consummation
Consummation of the Plan will be conditioned upon the satisfaction or waiver pursuant to the provisions of Article IX.B. of the Plan of the following:

•
The Bankruptcy Court will have entered a Final Order in form and in substance satisfactory to the Debtors and the Required Consenting Creditors approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Confirming the Plan.

EX-48-

Exhibit 2.1

•
The Plan and Plan Supplement and all schedules, documents, supplements and exhibits to the Plan will have been Filed in form and substance acceptable to the Debtors and the Required Consenting Creditors.

•
The Confirmation Order shall have been entered, shall be a Final Order, and shall be in form and substance acceptable to the Debtors and the Required Consenting Creditors. The Confirmation Order shall provide that, among other things, (a) the Debtors or the Reorganized Debtors, as appropriate, are authorized to take all actions necessary or appropriate to consummate the Plan and the Restructuring Transactions, including, without limitation, (i) entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan, (ii) distributing the New Notes and the New Common Stock pursuant to the exemptions from registration under section 3(a)(9) and/or section 4(a)(2) of the Securities Act, Rule 506 of Regulation D and/or Rule 701 promulgated thereunder or section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements, (iii) making all distributions and issuances as required under the Plan, including Cash, the New Notes, and the New Common Stock; and (iv) entering into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the New ABL Facility or the New Roll-Up Facility and the Management Incentive Plan and the awards contemplated thereunder; (b) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent; (c) the implementation of the Plan in accordance with its terms is authorized; and (d) pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of Assets contemplated under the Plan, shall not be subject to any Stamp or Similar Tax.

•
All documents and agreements necessary to implement the Plan, including without limitation, the New ABL Facility Documents or the New Roll-Up Facility Documents and the New Notes Documents and the New Common Stock, in each case in form and substance acceptable to the Debtors and the Required Consenting Creditors, will have (a) been tendered for delivery, and (b) been effected by, executed by, or otherwise deemed binding upon, all Entities party thereto and shall be in full force and effect. All conditions precedent to such documents and agreements will have been satisfied or waived pursuant to the terms of such documents or agreements.

•
All authorizations, consents, actions, documents, approvals (including any governmental approvals), certificates and agreements necessary to implement the Plan, including, without limitation, the Amended

EX-49-

Exhibit 2.1

Organizational Documents, will have been obtained, effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws and any applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain or prevent Consummation of the Restructuring.

•	The Restructuring Support Agreement shall not have been terminated by any of the parties thereto and shall remain in full force and effect.

•	The Debtors shall have indefeasibly paid in full in cash all Restructuring Expenses.

•
The Commitment Agreement shall have been executed, shall not have been terminated, and shall remain in full force and effect and all conditions precedent to the Closing (as defined therein) shall have been satisfied or waived pursuant to the terms of the Commitment Agreement.

B.	Waiver of Conditions
The conditions to Consummation of the Plan set forth in this Article IX may be waived by the Debtors with the consent of the Required Consenting Creditors without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.  The failure to satisfy or waive a condition to Consummation may be asserted by the Debtors or the Reorganized Debtors or the Required Consenting Creditors regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtors or Reorganized Debtors or the Required Consenting Creditors to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each right will be deemed an ongoing right that may be asserted at any time.

C.	Effect of Non-Occurrence of Conditions to Consummation
If the Consummation of the Plan does not occur prior to termination of the Restructuring Support Agreement, the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement will: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (c) constitute an Allowance of any Claim or Equity Interest; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

EX-50-

Exhibit 2.1

ARTICLE X.
RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	General
Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments under the Plan shall take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise.
In accordance with the provisions of the Plan and pursuant to section 363 of the Bankruptcy Code, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against them and (2) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.	Release by Debtors
EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED AND CONFIRMED, THE RELEASING DEBTOR PARTIES SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER PROVIDED A FULL DISCHARGE, WAIVER AND RELEASE TO THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING DEBTOR PARTIES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CLAIMS, INTERESTS, CAUSES OF ACTION, LITIGATION CLAIMS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, LOSSES, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THE PLAN, THE RESTRUCTURING SUPPORT AGREEMENT, OR THE SOLICITATION OF VOTES ON THE PLAN THAT SUCH RELEASING DEBTOR PARTIES OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS, THEIR ESTATES OR THE REORGANIZED DEBTORS (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR

EX-51-

Exhibit 2.1

RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR THE PLAN SUPPLEMENT; (II) ANY CAUSES OF ACTION ARISING FROM FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; (III) THE RIGHTS OF SUCH RELEASING DEBTOR PARTY TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT; AND/OR (IV) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY OF THE RESTRUCTURING TRANSACTIONS, OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN. THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON. NOTWITHSTANDING THE FOREGOING, THE DEBTORS ARE NOT RELEASING THE DEBTORS (BUT THEY ARE RELEASING THE RELATED PERSONS TO THE DEBTORS PURSUANT TO THIS PARAGRAPH).

C.	Release by Holders of Claims and Equity Interests
EFFECTIVE AS OF THE EFFECTIVE DATE, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring and the Restructuring TransactionS, and except as otherwise provided in this Plan or in the Confirmation Order, the Released Parties SHALL BE deemed CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED by the RELEASING PARTIES, from ANY AND ALL CLAIMS, INTERESTS, CAUSES OF ACTION, LITIGATION CLAIMS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, LOSSES, REMEDIES, AND LIABILITIES WHATSOEVER, including any derivative claims, whether known or unknown, foreseen or unforeseen, existing or AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, in law, equity, or otherwise, that such RELEASING PARTIES or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the RELEASING PARTIES, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the Restructuring, the restructuring of any Claim or EQUITY Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Restructuring Support Agreement, thE Plan, the NEW ABL Facility Documents, THE NEW ROLL-UP DOCUMENTS, THE NEW NOTES and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to this Plan, the COMMITMENT Agreement, or the Subscription Option, or any other act or omission; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS

EX-52-

Exhibit 2.1

RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION ARISING FROM FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; (II) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT; AND/OR (III) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY OF THE RESTRUCTURING TRANSACTIONS, OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN. THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON.

D.	Discharge of Claims
To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtors or any of their Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

E.	Exculpation
The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or confirmation or Consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful

EX-53-

Exhibit 2.1

misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions will not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Plan or the Plan Supplement.

F.	Preservation of Rights of Action
1.Maintenance of Causes of Action
Except as otherwise provided in Article X or elsewhere in the Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors will retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, and will have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims without notice to or approval from the Bankruptcy Court.
2.Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action or Litigation Claim against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Cause of Action or Litigation Claim for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or that may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such Causes of Action or Litigation Claims upon or after the confirmation of the Plan or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Causes of Action or Litigation Claims have been expressly released in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in Article X of the Plan) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor is a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction
EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER

EX-54-

Exhibit 2.1

PROCEEDING, OR CREATING, PERFECTING OR ENFORCING ANY LIEN OF ANY KIND, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, EXCULPATED OR TO BE EXCULPATED, OR DISCHARGED OR TO BE DISCHARGED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THIS INJUNCTION. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, WILL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.
ARTICLE XI.
BINDING NATURE OF PLAN
ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR EQUITY INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR AFFIRMATIVELY VOTED TO REJECT THE PLAN.
ARTICLE XII.
RETENTION OF JURISDICTION
Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:
1.allow, disallow, determine, liquidate, classify, estimate or establish the priority, secured, unsecured, or subordinated status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of any Claim or Equity Interest;
2.grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Confirmation Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

EX-55-

Exhibit 2.1

3.resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor or Reorganized Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, (a) those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed; and (b) any dispute regarding whether a contract or lease is or was executory or expired;
4.resolve any issues related to any matters adjudicated in the Chapter 11 Cases;
5.ensure that distributions to Holders of Allowed Claims and Equity Interests are accomplished pursuant to the provisions of this Plan;
6.decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;
7.enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;
8.resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; provided, however, that any dispute arising under or in connection with the New ABL Facility Documents, the New Roll-Up Facility Documents, or the New Notes Docments shall be dealt with in accordance with the provisions of the applicable document;
9.hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;
10.issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan, except as otherwise provided in this Plan;
11.enforce the terms and condition of this Plan and the Confirmation Order;
12.resolve any cases, controversies, suits or disputes with respect to the release, exculpation, indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

EX-56-

Exhibit 2.1

13.hear and determine the Litigation Claims by or on behalf of the Debtors or Reorganized Debtors;
14.enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;
15.resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with this Plan or the Disclosure Statement; provided, however, that any dispute arising under or in connection with the New ABL Facility Documents, the New Roll-Up Facility Documents, or the New Notes Documents shall be dealt with in accordance with the provisions of the applicable document; and
16.enter an order concluding or closing the Chapter 11 Cases.
ARTICLE XIII.
MISCELLANEOUS PROVISIONS

A.	Dissolution of the Committee
On the Effective Date, the Committee (if any) and any other statutory committee formed in connection with the Chapter 11 Cases shall dissolve automatically and all members thereof shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases.

B.	Payment of Statutory Fees
All outstanding fees payable pursuant to 28 U.S.C. § 1930 shall be paid on the Effective Date. All such fees payable after the Effective Date shall be paid when due or as soon thereafter as practicable until the Chapter 11 Cases are closed, converted, or dismissed.

C.	Modification of Plan
Effective as of the date hereof and subject to the limitations and rights contained in this Plan and in the Restructuring Support Agreement: (a) the Debtors reserve the right, with the consent of the Required Consenting Creditors and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, with the consent of the Required Consenting Creditors and after notice and hearing and entry of an order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of such Claim or Equity Interest of such Holder.

EX-57-

Exhibit 2.1

D.	Revocation of Plan
Subject to the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw this Plan, or if confirmation of this Plan or Consummation of this Plan does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

E.	Entire Agreement
Except as otherwise described herein, and without limiting the effectiveness of the Restructuring Support Agreement and any related agreements thereto, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

F.	Closing of Chapter 11 Cases
The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

G.	Successors and Assigns
This Plan shall be binding upon and inure to the benefit of the Debtors and their respective successors and assigns, including, without limitation, the Reorganized Debtors. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

H.	Reservation of Rights
Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is Consummated. Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

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Exhibit 2.1

Neither the exclusion or inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, will constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.
Except as explicitly provided in this Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.
Nothing in this Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.
If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

I.	Further Assurances
The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims and Equity Interests receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order. On or before the Effective Date, the Debtors shall File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

J.	Severability
If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted, provided, however, that any such altered form must be consistent with the Restructuring Support Agreement. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

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Exhibit 2.1

K.	Service of Documents
All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

A.M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, IL 60523
Telephone:	(847) 349-2516
Facsimile:	(847) 455-7111
Attention:	Marec E. Edgar

with copies to:

Pachulski Stang Ziehl & Jones LLP
919 North Market Street, 17th Floor
Wilmington, DE 19899-8705 (Courier 19801)
Attn:	Richard M. Pachulski, Esq., Jeffrey N. Pomerantz, Esq., Maxim B. Litvak, Esq., Peter J. Keane, Esq.

L.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code
To the extent permitted by applicable law, pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents or taxing authority to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of and the distributions to be made under this Plan, including the New ABL Facility Documents or the New Roll-Up Facility Documents; (ii) the issuance of the New Notes and the New Common Stock; (iii) the maintenance or creation of security or any Lien as contemplated by the New ABL Facility Documents or the New Roll-Up Facility Documents and the New Notes; and (iv) assignments executed in connection with any transaction occurring under the Plan.

M.	Governing Law
Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in

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Exhibit 2.1

accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction; provided that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, shall be governed by the laws of the state of organization of the applicable Debtor or Reorganized Debtor, as applicable.

N.	Tax Reporting and Compliance
The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors are for all taxable periods ending after the Petition Date through, and including, the Effective Date.

O.	Schedules
All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated and are a part of this Plan as if set forth in full herein.

P.	No Strict Construction
This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Consenting Creditors, and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, Exhibits and Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, Exhibits and Plan Schedules, and the documents ancillary and related thereto.

Q.	Controlling Document
In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.
[Remainder of Page Intentionally Blank]

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Exhibit 2.1

Dated: July 25, 2017

A.M. CASTLE & CO.

By:	/s/ Patrick R. Anderson
Name:	Patrick R. Anderson
Title:	Executive Vice President, Chief Financial Officer & Treasurer

HY-ALLOY STEELS COMPANY

By:	/s/ Patrick R. Anderson
Name:	Patrick R. Anderson
Title:	Treasurer

KEYSTONE SERVICE, INC.

By:	/s/ Patrick R. Anderson
Name:	Patrick R. Anderson
Title:	Treasurer

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Patrick R. Anderson
Name:	Patrick R. Anderson
Title:	Treasurer

TOTAL PLASTICS, INC.

By:	/s/ Patrick R. Anderson
Name:	Patrick R. Anderson
Title:	Vice President, Treasurer
[Signature Page to Debtors’ Amended Prepackaged
Joint Chapter 11 Plan of Reorganization]

EX-Signature Page-

Exhibit 2.1

Schedule A
Methodology
The New Notes will be convertible into New Common Stock at any time at the option of the holder of such New Notes at a conversion premium of 20.0% based on an implied equity value that is calculated based on a total enterprise value of the Reorganized Debtors of $250 million, deducting, in each case as of the Effective Date, (i) any borrowings under the New ABL Facility or New Roll-Up Facility, as applicable, and any credit facility incurred by the Debtors’ non-Debtor Affiliates (the “Foreign Facilities”) and (ii) the outstanding principal amount of the New Notes.
Illustrative Example
The following is an illustrative example of the methodology described above, based on certain assumptions set forth below. The following example is for illustrative purposes only and may not reflect the actual equity splits that result from the actual capitalization of the Debtors at the Effective Date.
Assumptions:

(1)	Assumes $75.5 million outstanding borrowings under the New ABL Facility and the Foreign Facilities (if any) on the Effective Date.

(2)
Assumes a $35.0 million purchase price for the New Money Notes pursuant to the Commitment Agreement, which results in the $43.75 million initial principal amount million of New Money Notes to be issued on the Effective Date.

Reorganized Debtors – Illustrative Implied Pro Forma Diluted Equity Splits(1)
New Money Notes	22.96%
Holders of Prepetition Second Lien Secured Claims	64.19%
Holders of Prepetition Third Lien Secured Claims	2.90%
Holders of Existing Equity Interests in Parent	1.68%
Management Incentive Plan	8.27%
Total	100.0%

(1)
The equity splits in the table above reflect the issuance of all shares of New Common Stock available for issuance under the Management Incentive Plan as of the Effective Date. Pursuant to this Plan, grants under the Management Incentive Plan on the Effective Date will equal 60% of the MIP Pool (inclusive of $2.4 million of New Notes), with the remainder to be subsequently issued at the sole discretion of the New Board. Illustrative equity splits do not take into account any dilution resulting from pay-in-kind interest that may be incurred after the Effective Date on account of the New Notes.

EX